UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 8, 2020

Alpine 4 Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

“Dear Shareholders,

In both business and in life, unique times call for new ways of thinking about; who, what, why, and how we operate. In 1938, Winston Churchill looked at the growing crisis in Europe and saw a struggle coming, but also recognized a unique opportunity for the British people to grow.   “In challenging times, one must question the accepted reality because things are going wrong, rapid answers are needed and the solution may well be found outside the usual compass.” Winston Churchill.

Q1 By the Numbers

Balance Sheet: From a balance sheet perspective, we made great strides.   Our asset base grew $3.6m from $35.8m to $39.4m. Conversely, our liabilities only grew by $1.5m from $47.7m to $49.2m.   Current liabilities also decreased by $2.9m from $21.6m to $18.7m.  This was primarily a result of paying off portions of our convertible debt and/or refinancing our old variable convertible debt into fixed price convertible debt, which extinguished our derivative liabilities.

P&L:  From a P&L perspective, our revenue grew by 23.9% over Q1 2019, which was no easy feat with the reality of COVID-19 starting to show its ugly face in February 2020.  As a way of reference to the times, the company experienced suppressed purchasing from several of our larger customers due to concerns about COVID-19 as it was rapidly expanding in Europe.    We estimated that revenue would have been at least $600k higher if the effects of COVID-19 didn’t factor.

Non-Gap Adjustments:   Q1 showed a Loss from Operations of ($1,103,645).  However, $613,980 was a non-cash expense, allocated from prior years that were trued up in Q1 2020.   There was also $245,290 of one-time expenses tied to the acquisition of Excel Fabrication, LLC. in February 2020.   Using these adjustments, the Loss of Operations would have been ($244,375).    Cash Flow for Q1 2020 was $208,635, but when we add the non-cash true up expense of $613,980, our Q1 2020 Cash Flow rises to $822,615.

Looking at Q2 & Beyond

Maintain, Invest, Divest, Kill (MIDK):  Facing the new reality of COVID-19, in early April I gave the directive to our Sr. Leadership Team to go through the process of what I call my MIDK (Maintain, Invest, Divest, Kill) list.   This exercise is primarily to help us decide which customers, vendors and other relationships are no longer relevant in the changing times of COVID-19, giving us the ability to reform our current business strategy.    For those shareholders that want to know more about how we look at business strategy, I highly recommend reading the Harvard Business Review article by Michael Porter called, “What is Strategy”.

Our findings revealed some interesting results.  It challenged our perception on some of our customers and vendors, and exposed some weaknesses that we were not cognizant of before.  Within A4 Manufacturing, Inc. (Quality Circuit Assembly, Inc. QCA and American Precision Fabricators, Inc. APF) we recognized an opportunity to attract larger, more profitable customers if we cleared the deck (divest) of some lower volume, lower profit smaller companies. This has started to yield tremendous results for our subsidiary QCA.     APF is a different story.   The combination of an 18-month long tariff, an exasperated supply chain, shrinking customer base, and the new challenges of COVID-19, left APF in a difficult and precarious situation.  Our conclusion was simple and pointed.  APF cannot go on in its current state.  Pre-COVID, APF was making strides in the right direction, but now APF simply cannot continue in the environment they operate in and do so successfully.  Over the next few months, we will begin the process of repurposing APF, its assets and workforce.  I will provide a shareholder update letter on the APF repurposing plan later in Q3.    APF’s problems present a unique opportunity for another Alpine 4 subsidiary Excel Fabrication, LLC. (EXL).   While we are still in the exploratory phase, EXL is currently reviewing options to add a satellite location at APF’s Fort Smith, AR production facility.  We believe the market for EXL in Arkansas is $15m-$20m and can be accessed to its fullest extent over a 3-year period.   For A4 Construction Services, Inc. (Morris Sheet Metal (MSM), Deluxe Sheet Metal (DLX),  Excel Fabrication (EXL))  the MIDK exercise provided the most opportunity for Deluxe Sheet Metal (DLX).   Over the next 6 months, DLX will expand its service offering to include professional services ranging from: test & balancing, temperature controls, insulation contracting, and duct cleaning.   The company feels that offering these solutions to our existing customer base, will not only add additional revenue sources, but also increase our competitive advantage in a market that is tightening up due to COVID-19.

Q2 Debt Reduction

It has been our objective to bring down our debt in 2020, but COVID-19 made the effort an urgent necessity.  Since April, the company has been able to restructure $3.5m of debt.  The restructuring efforts yielded some tremendous results, and to the note holders I thank you for working with us.  The results of the debt restructure yielded lower debt service by moving our amortization terms from due now, to due 6-7 years from now. Additionally, it lowered interest rates to 0% in some cases, and yielded a reduction of roughly $400k in overall debt, giving a new balance of $3.1m of debt.

Q2 & Q3 2020

Even with the harsh reality that our company, and many others face in the uncertainty of COVID-19, it is still my belief that we will complete more acquisitions in 2020, continue to recover lost revenue due to COVID-19 in late Q3 and Q4, and finally continue to improve our balance sheet, as the efforts of our debt reduction keep progressing.   In the coming weeks we will also announce our Q2 preliminary revenue guidance and also update our guidance for Q3.

In closing, life with COVID-19 is the new reality.  Access to services we took for granted are greatly inhibited, if not completely gone, from our normal lives.   While a large inconvenience and at times discouraging, there are some positive benefits.  I have personally witnessed the closeness it has created with employees and their families, deeper considerations of empathy with fellow employees and colleagues, and most importantly desire to rise above and succeed.  I know that I speak from all of us at Alpine 4 that we wish everyone of you the very best and that you stay safe and remain healthy.

Best regards,

Kent B. Wilson

CEO / President

Alpine 4 Technologies, Ltd

About Alpine 4 Technologies:  Alpine 4 Technologies, Ltd (ALPP) is a publicly-traded conglomerate that is acquiring businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4 we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain enabled Enterprise Business Operating System called SPECTRUMebos.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence.  At Alpine 4, we believe synergistic innovation drives excellence.  By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets.  We deliver solutions that not only drive industry standards but also increase value for our shareholders.

Contact: Ian Kantrowitz, VP of Investor Relations

investorrelations@alpine4.com

www.alpine4.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

NON-GAAP FINANCIAL MEASURES:

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. In 2020 our manufacturing grouping of companies is operated by A4 Manufacturing, Inc. (A4MI) In this document, we refer to our subsidiaries Quality Circuit Assembly, Inc. and American Precision Fabricators, Inc as A4 Manufacturing or A4M. We refer to the construction services subsidiaries or Morris Sheet Metal, Corp, JTD Spiral, Inc, Deluxe Sheet Metal Inc and Excel Fabrication as A4 Construction Services, Inc (A4CS).   Finally, we refer to our technology subsidiaries of ALTIA, LLC and SPECTRUMebos, Inc. as A4 Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: July 8, 2020